Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     Ryder Scott Company, L.P. hereby consents to the use of its name and information from its report regarding estimated proved reserves and future income attributable to those reserves and their present value as of December 31, 2009 in Mariner Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, and to the incorporation by reference thereof into Mariner Energy, Inc.’s previously filed Registration Statements (Nos. 333-132152, 333-132800 and 333-159683) on Form S-8 and Registration Statements (Nos. 333-141742 and 333-159682) on Form S-3.
     Ryder Scott Company, L.P. hereby consents to the filing of its report dated February 1, 2010 as Exhibit 99.1 to Mariner Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 1, 2010

1200, 530 8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
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